Exhibit 10.20

NINTH AMENDMENT (2009-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2002 (the “Plan”), the Plan is hereby amended as follows:

1.             Effective for limitation years beginning on or after July 1, 2007, Article V, Code Section 415 Limitations on Benefits, is hereby amended by restating existing Section 5.1 in its entirety, and deleting Sections 5.2 through 5.6.  As restated, Section 5.1 reads as follows:

5.1           Limitation of Benefits to Comply With Section 415.   Effective for Limitation Years beginning on or after July 1, 2007, and notwithstanding any Plan provisions to the contrary, in no event may the maximum annual retirement benefit payable to a Participant under the Plan and any other defined benefit plan of the Employer or an Affiliated Employer at any time within the Limitation Year exceed the limitations contained in Code Section 415 and the regulations and guidance issued thereunder, which are hereby incorporated by reference, including, without limitation, the following definition of compensation as set out therein:

The term “compensation” for purposes of compliance with the limitations under Code Section 415 shall include the following:

(i) wages as reported for purposes of federal income tax on Form W-2;

(ii) elective deferrals as defined in Section 402(g)(3) of the Code and salary reduction contributions of the Participant not includible in his or her gross income by reason of Section 125 (including amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage) or Section 132(f) of the Code; and

(iii) compensation paid after severance from employment as set out in Treas. Reg. § 1.415(c)-2(e)(3).

2.             Effective March 20, 2009, the final paragraph of Section 16.23(a) and 16.23(b), Amphenol Salaried and Amphenol Hourly, Eligible Class, is amended in its entirety, to clarify that Times Microwave Systems, Inc. is not a Participating Employer, to read as follows:

Without limitation, Sine Systems Corporation, Amphenol T&M Antennas, Inc., Amphenol Printed Circuit, Inc., Amphenol Connex Corporation, Amphenol PCD, Inc., Amphenol Antel, Inc., Amphenol Optimize Manufacturing Company, Fiber Systems International, Inc., SV Microwave Technologies, Inc., Amphenol Alden Products Company, Amphenol Steward Enterprises, Inc. and Times Microwave Systems, Inc. are not Participating Employers, and Amphenol Aerospace Operations, Amphenol Assemble Tech, Amphenol TCS and Amphenol Nexus Technologies are not participating divisions or locations of Amphenol Corporation.

3.             Effective March 20, 2009, the final paragraph of Section (a) on the cover page to Exhibits A and B, Amphenol Salaried and Amphenol Hourly, Eligible Class, is amended in its entirety, to clarify that Times Microwave Systems, Inc. is not a Participating Employer, to read as follows:

Without limitation, Sine Systems Corporation, Amphenol T&M Antennas, Inc., Amphenol Printed Circuit, Inc., Amphenol Connex Corporation, Amphenol PCD, Inc., Amphenol Antel, Inc., Amphenol Optimize Manufacturing Company, Fiber Systems International, Inc., SV Microwave Technologies, Inc., Amphenol Alden Products Company, Amphenol Steward Enterprises, Inc. and Times Microwave Systems, Inc. are not Participating Employers, and Amphenol Aerospace Operations, Amphenol Assemble Tech, Amphenol TCS and Amphenol Nexus Technologies are not participating divisions or locations of Amphenol Corporation.

AMPHENOL CORPORATION

DATED: September 15, 2009	BY:	/s/ Jerome F. Monteith
Jerome F. Monteith
		Its:	Vice President, Human Resources